UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2021 (November 3, 2021)

Comstock Holding Companies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 Reston Metro Plaza, 10TH Floor
Reston, Virginia 20190
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (703) 230-1985

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	CHCI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 3, 2021, the Board of Directors (the “Board”) of Comstock Holding Companies, Inc. (the “Company”) expanded the size of the Board from six to seven directors. The Board thereafter appointed Ivy Zelman to serve as a Class II independent director, effective as of November 3, 2021, until the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) or until her successor is duly elected and qualified. Ms. Zelman will not serve on any committees of the Board at this time.

The Company has further engaged Ms. Zelman as a special independent director to provide certain consulting services to the Company pursuant to a separate, written agreement, and the Board has approved Ms. Zelman’s engagement as a special independent director, effective as of November 3, 2021. As compensation for her consulting services, Ms. Zelman received a grant of 10,000 restricted stock units (RSUs) on November 3, 2021, under and pursuant to the terms and conditions of, the Company’s 2019 Incentive Plan, and will receive an annual fee of $50,000. Subject to Ms. Zelman’s continuous service on each vesting date, fifty percent of the RSUs will vest on January 11, 2022, and fifty percent of the RSUs will vest on January 11, 2023. The foregoing description of the material terms of the consulting agreement is qualified in its entirety by reference to the full text of the consulting agreement, which the Company intends to file as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2021.

In 2007, Ms. Zelman co-founded, and thereafter held the position of Chief Executive Officer of, Zelman & Associates (“Zelman”), a leading housing research and investment banking firm in the United States, serving institutional investors, corporations, private equity, fixed income, private investors, registered investment advisors and more. Walker & Dunlop, Inc. (“Walker & Dunlop”) recently acquired a controlling interest in Zelman as part of a strategic partnership that brought Zelman’s research and market insights in-house to support Walker & Dunlop’s commercial property sales and finance platform. In Ms. Zelman’s role as Executive Vice President, Research and Securities with Walker & Dunlop, she will continue to provide strategic research and analysis to institutional and private equity investors and corporate executives in housing and related sectors. Ms. Zelman was included in Barron’s 2020 Top 100 Women in U.S. Finance, has appeared on Bloomberg and CNBC, and is a sought-after speaker about the housing industry having had speaking engagements at the National Association of Homebuilders, National Association of Realtors, Mortgage Banking Association, Moody’s, and the PropTech CEO Summit.

On November 3, 2021, the Company issued a press release announcing Ms. Zelman’s election to the Board and engagement as a special independent director, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release by Comstock Holding Companies, Inc., dated November 3, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 9, 2021
COMSTOCK HOLDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente, Chief Executive Officer

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